UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/31/2006

CAREMARK RX INC
(Exact name of registrant as specified in its charter)

Commission File Number:  1-14200

DE	63-1151076
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

211 Commerce Street, Suite 800, Nashville, TN 37201
(Address of principal executive offices, including zip code)

615-743-6600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On August 31, 2006, Caremark Rx, Inc. (the "Company") entered into an Amended and Restated Credit Agreement (the "Restated Credit Agreement") with Bank of America, N.A. serving as the administrative agent for a group of lenders and Banc of America Securities LLC and Wachovia Securities serving as joint lead arrangers and joint book managers. The Restated Credit Agreement provides for a five-year, $750 million bank credit facility maturing in August 2011. The foregoing description of the Restated Credit Agreement is qualified in its entirety by reference to the Restated Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

c) Exhibits
Exhibit No.             Description
---------------             ----------------
EX-10.1    Amended and Restated Credit Agreement, dated as of August 31, 2006, among the Company, Initial Lenders, Bank of America, N.A., Wachovia Bank, National Association, JPMorgan Chase Bank, Merrill Lynch Bank, UBS Securities LLC, Banc of America Securities LLC and Wachovia Securities, acting in the capacities listed therein.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREMARK RX INC

Date: September 05, 2006	By:	/s/ Peter J. Clemens IV
Peter J. Clemens IV
Executive Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Amended and Restated Credit Agreement dated as of August 31, 2006